Align Technology Announces Fourth Quarter and 2015 Results

SAN JOSE, CA -- (Marketwired - January 28, 2016) - Align Technology, Inc. (NASDAQ: ALGN)

  Q4 revenues of $230.3 million, up 15.9% year-over-year, and diluted EPS of $0.60
  Q4 Clear Aligner shipments of 160.4 thousand cases, up 26.4% year-over-year
  Q4 international Clear Aligner shipments, up 34.8% year-over-year and 33.7% of total worldwide case shipments
  2015 revenues of $845.5 million, up 11.0% year-over-year, and diluted EPS of $1.77
  2015 Clear Aligner shipments of 583.2 thousand cases, up 22.0% year-over-year

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the fourth quarter and year ended December 31, 2015. Clear Aligner case shipments in the fourth quarter of 2015 (Q4'15) were 160.4 thousand, a 26.4% increase year-over-year. For Q4'15, revenues were $230.3 million, a 15.9% increase year-over-year, and net profit was $48.9 million, or $0.60 per diluted share, up $0.12 over the prior year.

Clear Aligner case shipments in 2015 were 583.2 thousand, a 22.0% increase year-over-year. For 2015, revenues were $845.5 million, an 11.0% increase year-over-year and net profit was $144.0 million, or $1.77 per diluted share, flat compared with the prior year.

"The fourth quarter was a strong finish to another record year for Align," said Joe Hogan, Align Technology President and CEO. "Better than expected revenue and earnings were driven by record Invisalign volume, which was up 26% year-over-year. These results reflect strong growth across our customer base and geographies -- from both an increase in the number of submitters as well as cases per doctor. In addition, strong scanner revenue growth of 33% year-over-year exceeded expectations as shipments of the new iTero Element began ramping this quarter resulting in record scanner shipments."

Continued Hogan, "For the full year 2015, over half a million patients started Orthodontic treatment with Invisalign, an increase of 22% compared to 13% last year. Our increased growth rate reflects continued adoption and utilization from international doctors and a solid rebound in North America, both driven by investments in territory coverage and sales and marketing programs, including clinical education. Product and technology innovation is also a key growth driver for the Company, and as a result, in 2015 we continued to see increased clinical confidence in Invisalign treatment for our customers worldwide."

GAAP Summary Financial Comparisons
Fourth Quarter Fiscal 2015

----------------------------------------------------------------------------
                           Q4'15     Q3'15     Q4'14 Q/Q Change  Y/Y Change
----------------------------------------------------------------------------
Clear Aligner            160,400   147,485   126,905    +8.8%    +26.4%
 Shipments
Net Revenues           $  230.3M $  207.6M $  198.6M    +10.9%    +15.9%
  Clear Aligner        $  214.0M $  198.3M $  186.4M    +7.9%    +14.8%
  Scanner & Services   $   16.2M $    9.3M $   12.2M    +73.7%    +33.4%
Net Profit             $   48.9M $   27.6M $   39.5M    +77.0%    +23.6%
EPS                    $    0.60 $    0.34 $    0.48   +$0.26      +$0.12
----------------------------------------------------------------------------

Fiscal 2015

----------------------------------------------------------------------------
                                              2015        2014  Y/Y Change
----------------------------------------------------------------------------
Clear Aligner Shipments                    583,235     478,000       +22.0%
Net Revenues                           $    845.5M $    761.7M       +11.0%
  Clear Aligner                        $    800.2M $    712.5M       +12.3%
  Scanner & Services                   $     45.3M $     49.1M        (7.7)%
Net Profit                             $    144.0M $    145.8M        (1.2)%
EPS                                    $      1.77 $      1.77 $      0.00
----------------------------------------------------------------------------

Note: Changes and percentages are based on actual values and may effect totals due to rounding

As of December 31, 2015, Align had $678.7 million in cash, cash equivalents and marketable securities compared to $602.6 million as of December 31, 2014. We repurchased approximately 0.2 million shares of stock for $11.2 million in Q4'15 and 1.7 million shares for $101.8 million in 2015. These repurchases were collectively part of a three-year, $300 million stock repurchase program announced in April 2014, of which there is approximately $100 million remaining for repurchases through April 2017.

Additional Aligners at No Charge Effective July 18, 2015
Align implemented its new Additional Aligners policy on July 18, 2015 in which the Company no longer distinguishes between mid-course corrections and case refinements providing doctors the ability to order additional aligners to address either treatment need at no charge, subject to certain requirements. These changes were effective for all new Invisalign Full, Teen, and Assist treatments shipped worldwide after July 18, 2015, as well as any cases that were open as of this date. While this policy change was largely immaterial to the Company's cash flows, it did impact the timing at which the Company recognizes revenue. The Company estimates Q4'15 and 2015 reported revenues and pre tax income were lower by approximately $7.0 million and $14 million, respectively due to this change.

Q1 2016 Business Outlook
For the first quarter of 2016 (Q1'16), Align provides the following guidance:

  Clear Aligner case shipments in the range of 161.3 thousand to 163.7 thousand, up approximately 23% to 25% over the same period a year ago.
  Net revenues in the range of $232.5 million to $236.6 million.
  Diluted EPS in the range of $0.37 to $0.40.

Align Web Cast and Conference Call
Align will host a conference call today, January 28, 2016 at 4:30 p.m. ET, 1:30 p.m. PT, to review its fourth quarter and 2015 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13627358 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 11, 2016.

About Align Technology, Inc.
Align Technology is the leader in modern Clear Aligner orthodontics that designs, manufactures and markets the Invisalign® system, which provides dental professionals with a range of treatment options for adults and teenagers. Align also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align was founded in March 1997 and received FDA clearance to market the Invisalign system in 1998. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about the iTero 3D digital scanning system, please visit www.itero.com.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the first quarter of 2016, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, and case shipments. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on February 26, 2015. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                          Three Months Ended             Year Ended
                      -------------------------  --------------------------
                      December 31, December 31,  December 31,  December 31,
                          2015         2014          2015          2014
                      ------------ ------------  ------------  ------------

Net revenues          $    230,276 $    198,600  $    845,486  $    761,653

Cost of revenues            57,466       47,938       205,376       183,210
                      ------------ ------------  ------------  ------------

Gross profit               172,810      150,662       640,110       578,443
                      ------------ ------------  ------------  ------------

Operating expenses:
 Selling, general and
  adminstrative             99,582       85,893       390,239       332,068
 Research and
  development               13,889       13,276        61,237        52,799
                      ------------ ------------  ------------  ------------
Total operating
 expenses                  113,471       99,169       451,476       384,867

Operating profit            59,339       51,493       188,634       193,576

Interest and other
 income (expense),
 net                           313       (1,716)       (2,533)       (3,207)
                      ------------ ------------  ------------  ------------

Profit before income
 taxes                      59,652       49,777       186,101       190,369

Provision for income
 taxes                      10,775       10,236        42,081        44,537
                      ------------ ------------  ------------  ------------

Net profit            $     48,877 $     39,541  $    144,020  $    145,832
                      ============ ============  ============  ============

Net profit per share
 - basic              $       0.61 $       0.49  $       1.80  $       1.81
                      ============ ============  ============  ============
 - diluted            $       0.60 $       0.48  $       1.77  $       1.77
                      ============ ============  ============  ============

Shares used in
 computing net profit
 per share
 - basic                    79,481       80,266        79,998        80,754
                      ============ ============  ============  ============
 - diluted                  81,051       81,691        81,521        82,283
                      ============ ============  ============  ============

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                  December 31,  December 31,
                                                      2015          2014
                                                  ------------  ------------
                      ASSETS

Current assets:
  Cash and cash equivalents                       $    167,714  $    199,871
  Marketable securities, short-term                    359,581       254,787
  Accounts receivable, net                             158,550       129,751
  Inventories                                           19,465        15,928
  Prepaid expenses and other current assets             26,700*       56,823
                                                  ------------  ------------
    Total current assets                               732,010       657,160

Marketable securities, long-term                       151,370       147,892
Property, plant and equipment, net                     136,473        90,125
Goodwill and intangible assets, net                     79,162        82,056
Deferred tax assets                                     51,416*        3,099
Other assets                                             8,202         7,665
                                                  ------------  ------------

    Total assets                                  $  1,158,633  $    987,997
                                                  ============  ============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $     34,354  $     23,247
  Accrued liabilities                                  107,765        87,880
  Deferred revenues                                    129,553        90,684
                                                  ------------  ------------
    Total current liabilities                          271,672       201,811

Other long term liabilities                             39,035        33,415
                                                  ------------  ------------

    Total liabilities                                  310,707       235,226

Total stockholders' equity                             847,926       752,771
                                                  ------------  ------------

  Total liabilities and stockholders' equity      $  1,158,633  $    987,997
                                                  ============  ============

* As of December 31, 2015 we early adopted Accounting Standards Update No.
2015-17, Income Taxes (Topic 740), which simplifies the presentation of deferred income taxes. Under the new standard, both deferred tax liabilities and assets are required to be classified as noncurrent in a consolidated balance sheet. The prior reporting period was not retrospectively adjusted.

ALIGN TECHNOLOGY, INC.
Q4 2015 FINANCIAL AND BUSINESS METRICS
(in thousands except average selling price, utilization and doctors trained)

                                            ----------
                                    Q4        Fiscal       Q1         Q2
                                   2014        2014       2015       2015
Invisalign Clear Aligner Net
 Revenues by Geography:
 North America                  $ 113,670   $ 446,577  $ 118,844  $ 126,137
 International                     60,467     219,742     55,920     61,896
 Non-case*                         12,300      46,230     12,265     12,784
                                ---------   ---------  ---------  ---------
  Total Clear Aligner Net
   Revenues                     $ 186,437   $ 712,549  $ 187,029  $ 200,817
                                =========   =========  =========  =========
   YoY % growth                      12.2%      15.9%      11.2%      11.7%
   QoQ % growth                       4.7%                  0.3%       7.4%
 *includes Invisalign training,
  ancillary products, and
  retainers

Average Invisalign Selling
 Price (ASP):
 Worldwide ASP                  $   1,370   $   1,395  $   1,335  $   1,300
 International ASP              $   1,510   $   1,575  $   1,410  $   1,380

Invisalign Clear Aligner Cases
 Shipped by Geography:
 North America                     86,855     338,530     91,110     99,630
 International                     40,050     139,470     39,670     44,940
                                ---------   ---------  ---------  ---------
  Total Cases Shipped             126,905     478,000    130,780    144,570
                                =========   =========  =========  =========

Number of Invisalign Doctors
 Cases Shipped To:
 North America                     19,745      29,890     20,165     21,335
 International                      8,945      13,450      9,050      9,790
                                ---------   ---------  ---------  ---------
  Total Doctors Cases Shipped
   To                              28,690      43,340     29,215     31,125
                                =========   =========  =========  =========

Invisalign Doctor Utilization
 Rates*:
 North America                        4.4        11.3        4.5        4.7
  North American Orthodontists        8.6        27.7        9.0        9.5
  North American GP Dentists          2.9         6.9        2.9        3.0
 International                        4.5        10.4        4.4        4.6
  Total Utilization Rates             4.4        11.0        4.5        4.6
 * # of cases shipped/# of
  doctors to whom cases were
  shipped

Number of Invisalign Doctors
 Trained:
 North America                      1,170       4,145        870      1,120
 International                      1,255       5,290      1,540      1,335
                                ---------   ---------  ---------  ---------
  Total Doctors Trained
   Worldwide                        2,425       9,435      2,410      2,455
                                =========   =========  =========  =========
  Total to Date Worldwide          93,995      93,995     96,405     98,860
                                =========   =========  =========  =========

Total Net Revenues:
 Clear Aligner Net Revenues     $ 186,437   $ 712,549  $ 187,029  $ 200,817
 Scanner & Services Net
  Revenues                         12,163      49,104     11,057      8,671
                                ---------   ---------  ---------  ---------
  Total Worldwide Net Revenues  $ 198,600   $ 761,653  $ 198,086  $ 209,488
                                =========   =========  =========  =========
   YoY % growth                      11.4%      15.4%       9.7%       8.8%
   QoQ % growth                       4.6%                 -0.3%       5.8%

Stock-based Compensation (SBC)
 SBC included in Gross Profit   $     965   $   3,570  $     980  $     970
 SBC included in Operating
  Expenses                          9,510      36,225     10,670     11,860
                                ---------   ---------  ---------  ---------
  Total SBC Expense             $  10,475   $  39,795  $  11,650  $  12,830
                                =========   =========  =========  =========

                                            ----------

                                                      ----------
                                    Q3         Q4       Fiscal
                                   2015       2015       2015
Invisalign Clear Aligner Net
 Revenues by Geography:
 North America                  $ 124,085  $ 129,663  $ 498,729
 International                     61,265     70,980    250,061
 Non-case*                         12,942     13,405     51,396
                                ---------  ---------  ---------
  Total Clear Aligner Net
   Revenues                     $ 198,292  $ 214,048  $ 800,186
                                =========  =========  =========
   YoY % growth                      11.3%      14.8%      12.3%
   QoQ % growth                      -1.3%       7.9%
 *includes Invisalign training,
  ancillary products, and
  retainers

Average Invisalign Selling
 Price (ASP):
 Worldwide ASP                  $   1,255  $   1,250  $   1,285
 International ASP              $   1,325  $   1,315  $   1,355

Invisalign Clear Aligner Cases
 Shipped by Geography:
 North America                    101,260    106,390    398,390
 International                     46,225     54,010    184,845
                                ---------  ---------  ---------
  Total Cases Shipped             147,485    160,400    583,235
                                =========  =========  =========

Number of Invisalign Doctors
 Cases Shipped To:
 North America                     21,160     21,835     31,710
 International                     10,150     10,865     16,460
                                ---------  ---------  ---------
  Total Doctors Cases Shipped
   To                              31,310     32,700     48,170
                                =========  =========  =========

Invisalign Doctor Utilization
 Rates*:
 North America                        4.8        4.9       12.6
  North American Orthodontists        9.9        9.9       31.8
  North American GP Dentists          2.9        3.1        7.4
 International                        4.6        5.0       11.2
  Total Utilization Rates             4.7        4.9       12.1
 * # of cases shipped/# of
  doctors to whom cases were
  shipped

Number of Invisalign Doctors
 Trained:
 North America                      1,060      1,270      4,320
 International                      1,200      1,400      5,475
                                ---------  ---------  ---------
  Total Doctors Trained
   Worldwide                        2,260      2,670      9,795
                                =========  =========  =========
  Total to Date Worldwide         101,120    103,790    103,790
                                =========  =========  =========

Total Net Revenues:
 Clear Aligner Net Revenues     $ 198,292  $ 214,048  $ 800,186
 Scanner & Services Net
  Revenues                          9,344     16,228     45,300
                                ---------  ---------  ---------
  Total Worldwide Net Revenues  $ 207,636  $ 230,276  $ 845,486
                                =========  =========  =========
   YoY % growth                       9.4%      15.9%      11.0%
   QoQ % growth                      -0.9%      10.9%

Stock-based Compensation (SBC)
 SBC included in Gross Profit   $     984  $   1,008  $   3,942
 SBC included in Operating
  Expenses                         13,677     12,799     49,006
                                ---------  ---------  ---------
  Total SBC Expense             $  14,661  $  13,807  $  52,948
                                =========  =========  =========

                                                      ----------

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward
Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and percentages)

                                                             Q1'16 Guidance
                                                            ----------------

                                                                  GAAP
                                                            ----------------

Net Revenues                                                 $232.5 - $236.6

Gross Margin                                                  73.5% - 74.1%

Operating Expenses                                           $130.9 - $132.4

Operating Margin                                              17.2% - 18.2%

Net Income per Diluted Share                                  $0.37 - $0.40

Business Metrics:                                                 Q1'16
                                                            ----------------

Case Shipments                                               161.3K - 163.7K
Capital Expenditure                                            $20M - $25M
Depreciation & Amortization                                   $5.0M - $5.5M
Diluted Shares Outstanding                                       81.1M*
Stock Based Compensation Expense                                 $13.5M
Tax Rate                                                          25.0%

* Excludes any stock repurchases during the quarter

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com